                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             CHATTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409

                                 MARCH 10, 1999

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., scheduled for Wednesday, April 14, 1999, at 1:00 p.m., in the Company's executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

    I hope that you will be able to attend the Annual Meeting on April 14, 1999. A luncheon reservation card is also enclosed if you are able to attend the Company's luncheon immediately preceding the meeting.

                                           Sincerely,

                                           /s/ Zan Guerry
                                           Zan Guerry
                                           CHAIRMAN OF THE BOARD AND
                                           CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 14, 1999

To the Shareholders of Chattem, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Chattem, Inc., a Tennessee corporation (the "Company"), will be held on Wednesday, April 14, 1999, at 1:00 p.m. local time, at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

    (1) To elect three members to the Board of Directors, each to serve for a three year term;

    (2) To amend the Company's Restated Charter to increase the authorized number of shares of common stock;

    (3) To approve the Company's 1999 Stock Plan for Non-Employee Directors;

    (4) To ratify the appointment of Arthur Andersen LLP as independent auditors; and

    (5) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

    Only shareholders of record at the close of business on February 26, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

    You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          /s/ Zan Guerry
                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Chattanooga, Tennessee
March 10, 1999

                                 CHATTEM, INC.
                                   ---------

                                PROXY STATEMENT
                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 14, 1999

SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any adjournment(s) thereof, to be held at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 14, 1999, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 10, 1999.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on February 26, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock without par value ("Common Stock") is entitled to one vote. As of February 26, 1999 there were issued and outstanding 9,760,371 shares of Common Stock.

    Set forth below is information, as of February 26, 1999, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the other named executive officers for the previous fiscal year and (d) all directors and executive officers of the Company as a group:

                                          AMOUNT AND NATURE OF         PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
------------------------------------  ----------------------------   ------------
Zan Guerry                                   907,385(3)(4)(5)(6)          9.35%
 1715 W. 38th St.
 Chattanooga, TN 37409

Robert E. Bosworth                           688,555(6)(8)(9)             7.05
 800 Krystal Building
 One Union Square
 Chattanooga, TN 37402

Palisade Capital Management, L.L.C.          683,400(7)                   7.00
 Suite 695
 One Bridge Plaza
 Fort Lee, NJ 07024

Hamico, Inc.                                 664,115(10)                  6.80
 1715 W. 38th Street
 Chattanooga, TN 37409

                                          AMOUNT AND NATURE OF         PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
------------------------------------  ----------------------------   ------------
Piedmont Capital Management                  565,900(11)                  5.80
   Corporation
 One James Center
 Suite 1500
 Richmond, VA 23219

A. Alexander Taylor II                        37,479(12)                     *
Louis H. Barnett                             123,469(13)                  1.27
Richard E. Cheney                             16,710                         *
Scott L. Probasco, Jr.                        92,926(14)                     *
Samuel E. Allen                               16,750                         *
Philip H. Sanford                              2,000                         *
Directors and Executive Officers           1,221,159                     12.51
 as a Group (7 persons)

------------
 * Less than 1.0%.

 (1) Except as otherwise indicated, refers to either shared or sole voting and investment power. Includes the following numbers of shares subject to purchase pursuant to options that are exercisable within 60 days of February 26, 1999 under the Company's Non-Statutory Stock Option Plan -- 1993 (the "1993 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan -- 1994 (the "1994 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan -- 1998 (the "1998 Stock Option Plan") or the Company's Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Plan"): Mr. Guerry -- 69,100 shares, Mr. Taylor -- 30,750 shares, Mr. Probasco -- 8,750 shares, Mr. Allen -- 8,250 shares, Messrs. Barnett and Cheney -- 7,750 shares each and all directors and executive officers as a group -- 132,350 shares. Also includes the following numbers of shares subject to purchase pursuant to the exercise of warrants (the "Warrants") issued in June, 1994 in connection with the Company's 12.75% senior subordinated notes due 2004: Mr. Guerry -- 1,464 shares, Mr. Barnett -- 1,581 shares and all directors and executive officers as a group -- 3,045 shares.

 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

 (3) Includes 37,081 shares held by a trust for the benefit of Mr. Guerry's sister, of which he serves as a co-trustee. Mr. Guerry disclaims beneficial ownership of the shares held by this trust.

 (4) Includes 5,996 shares held in trust for Mr. Guerry pursuant to the terms of the Company's Savings and Investment Plan.

 (5) Includes 2,685 shares which Mr. Guerry holds as custodian for his children. Mr. Guerry disclaims beneficial ownership of these custodial shares.

 (6) Includes 650,350 shares and 13,765 shares subject to purchase pursuant to the exercise of warrants owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.

 (7) This information is based solely upon a Schedule 13G filed by Palisade Capital Management, L.L.C. on or about January 22, 1999.

 (8) Includes 23,755 shares held in trust for Mr. Bosworth pursuant to the terms of the Company's Savings and Investment Plan.

 (9) Includes 600 shares which Mr. Bosworth holds as custodian for his daughter. Mr. Bosworth disclaims beneficial ownership of these custodial shares.

(10) Includes 13,765 shares subject to purchase pursuant to the exercise of warrants issued June, 1994 in connection with the Company's 12.75% senior subordinated notes due 2004.

(11) Includes shares held by various officers and affiliates of Piedmont Capital Management Corporation for which shares Piedmont Capital Management Corporation disclaims beneficial ownership. This information is based solely upon a Schedule 13G filed by Piedmont Capital Management Corporation on or about February 10, 1999.

(12) Includes 304 shares held in trust for Mr. Taylor pursuant to the terms of the Company's Savings and Investment Plan. Also includes 1,125 shares which Mr. Taylor holds as custodian for his children. Mr. Taylor disclaims beneficial ownership of these custodial shares.

(13) Includes 113,778 shares which are held in trust for the benefit of various family members. Mr. Barnett disclaims beneficial ownership of these shares.

(14) Includes 1,500 shares which are held in trust for the benefit of Mr. Probasco's spouse. Mr. Probasco disclaims beneficial ownership of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under federal securities laws, the Company's directors, executive officers and 10% or more shareholders are required to report, within specified monthly and annual due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year, except that Mr. Taylor failed to file a Form 4 for shares acquired through his Individual Retirement Account in August 1998, which transaction was reported on a Form 4 filed on or about March 9, 1999.

REVOCABILITY OF PROXY

    Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

    On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 26, 1999. There will be no cumulative voting.

ACTION TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) "FOR" the election of the three persons specified as nominees for directors of the Company, each of whom will serve for a three year term; (b) "FOR" the approval of the amendment to the Company's Restated Charter to increase the authorized number of shares of Common Stock; (c) "FOR" the approval of the Company's 1999 Stock

Plan for Non-Employee Directors; (d) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (e) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the management of the Company may recommend.

    Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is classified into three classes having staggered terms of three years each. At present, two classes consist of two directors each and one class consists of three directors, although following this Annual Meeting two classes will consist of three directors. Each director elected at the Annual Meeting will serve until the Annual Meeting of Shareholders in 2002 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Samuel E. Allen, Philip H. Sanford and A. Alexander Taylor II are the Board of Directors' nominees for election. The Board of Directors has no nominating committee, and all nominees are selected by the Board of Directors at large. Directors will be elected by a plurality of the votes cast.

    The directors meet quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 1998, the Board of Directors conducted a total of four regularly scheduled and one special meeting. Each director attended 75% or more of the meetings of the Board of Directors and of any committees on which he served during this period.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

    The following information is furnished with respect to the nominees and continuing directors:

             NAME               AGE                   PRINCIPAL OCCUPATION
------------------------------  ----   --------------------------------------------------
NOMINEES FOR TERMS
 OF OFFICE TO EXPIRE IN 2002

Samuel E. Allen                  62    Chairman of Globalt, Inc. (investment management).
                                       Member of the Company's Audit Committee. First
                                       elected a director of the Company in 1993.

Philip H. Sanford                45    Chairman and Chief Executive Officer of The
                                       Krystal Company (restaurants) and Port Royal
                                       Holdings, Inc. (holding company). Previously,
                                       Senior Vice President, Finance and Administration
                                       of Coca-Cola Enterprises Inc. Director of SunTrust
                                       Bank, Chattanooga, N.A. Nominee for election.

A. Alexander Taylor II           45    President and Chief Operating Officer of the
                                       Company since January 1998. Partner with law firm
                                       of Miller & Martin, general counsel to the
                                       Company, from 1983 to 1998. Director of U.S.
                                       Xpress Enterprises, Inc. (transportation) and The
                                       Krystal Company (restaurants). First elected a
                                       director of the Company in 1993.

DIRECTORS WHOSE TERMS
 OF OFFICE EXPIRE IN 2000

Louis H. Barnett                 80    Consultant to the Company and others regarding
                                       plastics, chemicals and oil investments and
                                       operations. Director of A/F Protein, Inc. First
                                       elected a director of the Company in 1970.

Robert E. Bosworth               51    Independent business consultant since January
                                       1998. Executive Vice President of the Company from
                                       June 1990 to January 1998 and Chief Financial
                                       Officer from April 1985 to January 1998. Director
                                       of Covenant Transport, Inc. (transportation).
                                       Member of the Company's Audit Committee. First
                                       elected a director of the Company in October 1986.

             NAME               AGE                   PRINCIPAL OCCUPATION
------------------------------  ----   --------------------------------------------------
Richard E. Cheney                77    Former Chairman Emeritus, director and member of
                                       the executive committee, Hill and Knowlton, Inc.
                                       (international public relations and public affairs
                                       consulting). Director of Stoneridge, Inc.
                                       (engineered electrical vehicle components) and
                                       Rowe Furniture Corporation. Member of the
                                       Company's Compensation Committee. First elected a
                                       director of the Company in 1984.

DIRECTORS WHOSE TERMS
 OF OFFICE EXPIRE IN 2001

Scott L. Probasco, Jr.           70    Chairman of the Executive Committees of SunTrust
                                       Bank, Chattanooga, N.A., since March 1989 and
                                       SunTrust Banks of Tennessee, Inc. since January
                                       1990. Also a director of SunTrust Banks, Inc.,
                                       Coca-Cola Enterprises Inc. and Provident Life and
                                       Accident Insurance Company. Member of the
                                       Company's Audit and Compensation Committees. First
                                       elected a director of the Company in 1966.

Zan Guerry                       50    Chairman of the Board and Chief Executive Officer
                                       of the Company since June 1990. Previously served
                                       as President of the Company from 1990 to 1998, as
                                       Executive Vice President of the Company from 1983
                                       to 1990, as President of Chattem Consumer Products
                                       from 1984 to 1989 and as Chief Operating Officer
                                       from 1989 to 1990. Director of SunTrust Bank,
                                       Chattanooga, N.A. First elected a director of the
                                       Company in 1981.

    In accordance with the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

    The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met two times in fiscal 1998.

    The Compensation Committee is composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option plans (except for the Director
Plan), the annual incentive plan and certain other plans. The Compensation Committee met two times in fiscal 1998.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information for the past three fiscal years concerning compensation paid or accrued by the Company to or on behalf of the Company's chief executive officer and the other named executive officers, the only executive officers of the Company during the fiscal year ended November 30, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                          ANNUAL COMPENSATION    ---------------------
                                FISCAL   ---------------------   SECURITIES UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       OPTIONS AWARDED (1)    COMPENSATION (2)
------------------------------  ------   --------  -----------   ---------------------   ----------------
Zan Guerry                        1998   $306,900  $248,738             130,000               $3,442
 Chairman of the Board            1997    285,750   202,500                   0                2,895
 and Chief Executive Officer      1996    253,000   133,650              40,000                2,854

A. Alexander Taylor II (3)        1998    225,694   209,375              90,000                1,878
 President and Chief
 Operating Officer

Robert E. Bosworth (4)            1998    220,000         0                   0                3,348
 Executive Vice President         1997    211,667   125,000                   0                3,099
 and Chief Financial Officer      1996    192,500    81,400              25,000                3,032

------------

(1) Represents non-qualified stock options granted on January 29, 1998 under the Company's 1994 and 1998 Stock Option Plans at an exercise price of $13.75 per share and, in the case of Messrs. Guerry and Bosworth, on January 31, 1996 under the Company's 1994 Stock Option Plan at an exercise price of $4.875 per share.

(2) Represents premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit of up to $450,000 as follows for the 1998 fiscal year: Mr. Guerry -- $565; Mr. Taylor -- $378; Mr. Bosworth -- $567. Also represents the Company's contributions with respect to the Company's Savings and Investment Plan for the named executive as follows for the 1998 fiscal year: Mr. Guerry -- $2,877; Mr. Taylor -- $1,500; Mr. Bosworth -- $2,781.

(3) Mr. Taylor was appointed President and Chief Operating Officer on January 13, 1998.

(4) Mr. Bosworth resigned from his position as Executive Vice President and Chief Financial Officer on January 13, 1998 and has served as a consultant to the Company since that time, which consultancy relationship ended on February 28, 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended November 30, 1998:

                       OPTIONS/GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------      POTENTIAL REALIZABLE
                                          PERCENTAGE                                   VALUE AT ASSUMED
                                           OF TOTAL                                         ANNUAL
                                            OPTIONS                                  RATES OF STOCK PRICE
                                          GRANTED TO    EXERCISE                       APPRECIATION FOR
                                           EMPLOYEES     OR BASE                         OPTION TERM
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------------
           NAME              GRANTED (#)     YEAR        ($/SH)        DATE          5%($)         10%($)
---------------------------  -----------  -----------  -----------  -----------  -------------  -------------
Zan Guerry                      130,000        28.38        13.75      1-29-08   $   2,772,999  $   4,636,315
A. Alexander Taylor II.....      45,000         9.82        13.50      1-19-08         989,553      1,575,699
                                 45,000         9.82        13.75      1-29-08       1,007,878      1,604,878
Robert E. Bosworth               --           --           --           --            --             --

OPTION EXERCISES AND HOLDINGS

    The option exercises by the Company's chief executive officer and the other named executive officers during the fiscal year ended November 30, 1998, as well as the number and total value of unexercised in-the-money options at November 30, 1998, are shown in the following table:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT NOVEMBER 30, 1998

                                                                                               VALUE OF
                                                                    NUMBER OF                 UNEXERCISED
                                NUMBER OF                          UNEXERCISED               IN-THE-MONEY
                                 SHARES                            OPTIONS AT                 OPTIONS AT
                                ACQUIRED          VALUE           NOV. 30, 1998              NOV. 30, 1998
           NAME                ON EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
---------------------------  ---------------  -------------  -----------------------  ---------------------------
Zan Guerry                         104,500    $   2,185,562        36,000/140,000     $     1,299,775/$4,148,750
A. Alexander Taylor II             --              --               6,750/94,250              233,628/2,768,750
Robert E. Bosworth                 106,250        1,682,438             0/0                         0/0

PENSION PLAN

    The following table shows for various years of service the estimated annual benefits payable under the Chattem, Inc. Pension Plan (the "Pension Plan") upon normal retirement, before deducting a specified percentage of applicable estimated Social Security benefits, as provided in the Pension Plan:

                               PENSION PLAN TABLE

                                                                         YEARS OF SERVICE
                                                  ---------------------------------------------------------------
                  REMUNERATION                     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------------------------------------------  -----------  -----------  -----------  -----------  -----------
$100,000........................................  $    37,500  $    50,000  $    50,000  $    50,000  $    50,000
 150,000........................................       56,250       75,000       75,000       75,000       75,000
 200,000........................................       75,000      100,000      100,000      100,000      100,000
 275,000........................................      103,125      137,500*     137,500*     137,500*     137,500*
 325,000........................................      121,875      162,500*     162,500*     162,500*     162,500*
 350,000........................................      131,250*     175,000*     175,000*     175,000*     175,000*
 375,000........................................      140,625*     187,500*     187,500*     187,500*     187,500*
 400,000........................................      150,000*     200,000*     200,000*     200,000*     200,000*
 450,000........................................      168,750*     225,000*     225,000*     225,000*     225,000*
 500,000........................................      187,500*     250,000*     250,000*     250,000*     250,000*

------------
*   Exceeds maximum Pension Plan benefit permissible under current federal law.

    The basis for the compensation covered by the Pension Plan is W-2 earnings as adjusted for certain extraordinary income items. Covered compensation for the individuals listed in the summary compensation table as of November 30, 1998, was: Mr. Guerry -- $537,409; Mr. Taylor -- $248,278; and Mr. Bosworth -- $241,348. The accrued years of service to November 30, 1998, of the individuals listed in the summary compensation table (assuming repayment of Pension Plan loans from funds voluntarily contributed) are as follows: Mr. Guerry -- 20.75; Mr. Taylor -- .83; and Mr. Bosworth -- 18.25.

    Upon retirement at age 65 (or as otherwise permitted under the Pension
Plan), a participant in the Pension Plan receives an annual benefit which is 2.5% of the average of his highest five consecutive calendar years of compensation (regular wages or salaries, annual bonuses, incentive or Christmas gift payments, overtime pay, shift premium, director's fees and, up to the level of regular wages or salaries, any payments for workers' compensation, civic duty pay, military pay, sickness pay, temporary disability pay or vacation pay) paid during the 10 calendar years immediately preceding the earlier of actual or normal retirement age, multiplied by his years of service not in excess of 20 years. The amount determined in the preceding sentence is then reduced by 2.5% of the participant's primary Social Security benefit, multiplied by the participant's years of service not to exceed 20 years. For retirement before age 65, benefits are further reduced actuarially and for years of service proration.

    Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

    (i) A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant's life;

    (ii) A reduced annuity benefit to be paid during the participant's life with one-half of the reduced benefit to be continued to the spouse for the spouse's life;

   (iii) A reduced annuity benefit to be paid during the participant's life with either three-fourths of or the full reduced benefit to be continued to the spouse for the spouse's life;

   (iv) A single lump sum payment; or

    (v) A single life annuity.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into severance agreements with Messrs. Guerry and Taylor. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to encourage key executives to remain in the Company's employ by providing them with greater security and imposing various restrictions on competitive employment should an officer leave the Company's employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

    If the severance agreements become operative, and if the employment with the Company of either of these officers is terminated or the officer is constructively discharged within two years of the occurrence of a change in control of the Company, the officer will be entitled to receive a termination payment equal to three times his average annualized includible compensation from the Company during the five most recently completed fiscal years and the continuation of certain Company-provided benefits. Includible compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

    A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company's outstanding voting shares.

DIRECTOR COMPENSATION

    All directors receive monthly compensation of $375 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $400 for each meeting they attend if they reside in the Chattanooga area and $700 plus expenses if they reside elsewhere. Directors who are neither officers nor consultants to the Company also receive $200 for each committee meeting they attend if held in conjunction with a Board of Directors meeting and $400 for each committee meeting they attend if held independently of a Board of Directors meeting. The outside directors of the Company are also eligible for the grant of stock options under the terms of the Director Plan and, if approved by the shareholders, will be eligible for the grant of stock options and the award of Common Stock in lieu of cash fees under the terms of the 1999 Director Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, two of the Company's independent directors, Messrs. Cheney and Probasco, served on the Compensation Committee. Mr. Taylor, a Director, President and Chief Operating Officer of the Company, serves on the compensation committee of The Krystal Company, the Chairman and Chief Executive Officer of which, Mr. Sanford, is a nominee for election as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    The Company attempts to provide its executives with a total compensation package that -- at expected levels of performance -- is slightly above average market rates for executives who hold comparable positions or have similar qualifications in companies the Company's size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

    The reason the Company targets its total executive pay program at slightly above competitive market norms is that the Company places more emphasis on long-term incentive compensation than is common in the market for comparable sized companies. Thus, the Company's executive salaries and annual incentive target awards tend to be close to the market average while its long-term incentive award opportunities are at or above average rates.

    The Company's incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company's incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers business unit and individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company's overall bottom-line financial performance in that year.

BASE SALARY PROGRAM

    The Company's base salary program is based on a philosophy of providing salaries that are typically consistent with average market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework.

ANNUAL INCENTIVE PLAN

    The Company's annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company's corporate performance (and for business unit positions, business unit performance).

Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company's business strategy and prevailing market conditions.

    An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate and individual performance. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company's success and successful implementation of business strategy.

LONG-TERM INCENTIVES

    The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company provides long-term incentives to executives in the form of non-qualified stock options.

    The Company's stock option plans are intended to reward participants for generating appreciation in the Company's stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the date of grant. All stock options have a term of ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

    The Company's overall stock option grant levels are established by considering market data for the Company's stock and the number of shares reserved under the plan for option grants. Individual stock option grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option grants in determining the size of new option grants.

    The Company's compensation plans are periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

    As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer's compensation are summarized below.

BASE SALARY

    The base annual salary for the Company's chief executive officer was increased to $326,700 from $297,000 effective June 1, 1998.

ANNUAL INCENTIVE

    The annual incentive earned by the chief executive officer for 1998 performance was $248,738. This annual incentive award was based on competitive market annual incentive awards for chief executive officers in companies comparable in size to the Company, and adjusted to reflect the Company's performance in growth in earnings per share against plan.

LONG-TERM INCENTIVE

    The chief executive officer received an award in fiscal 1998 of options to acquire 130,000 shares at an exercise price of $13.75.

    The foregoing report is submitted by the Compensation Committee, consisting of Richard E. Cheney and Scott L. Probasco, Jr.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 1998 fiscal year with the return from:
(i) the S&P 500 Index and (ii) a peer group of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The peer group consists of the following selected comparable companies: Block Drug Company (Class A common stock), Church & Dwight, Inc., Columbia Laboratories, Inc., Del Laboratories, Inc., and Menley & James, Inc.
                                 CHATTEM, INC.
                          RELATIVE MARKET PERFORMANCE
                         TOTAL RETURN FISCAL 1994-1998*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DOLLARS

           Chattem, Inc.    S&P 500    Peer Group
1993             $100.00    $100.00       $100.00
1994              $68.75    $101.05        $98.79
1995              $57.81    $138.41       $111.95
1996             $116.40    $176.98       $146.29
1997             $187.50    $227.44       $173.05
1998             $534.38    $281.26       $149.67

* ASSUMES $100 INVESTED ON NOVEMBER 30, 1993 IN THE COMMON STOCK OF THE COMPANY, S&P 500 INDEX AND THE COMPOSITE PEER GROUP. INVESTMENT IS WEIGHTED ON THE BASIS OF MARKET CAPITALIZATION. TOTAL RETURN DATA ASSUMES THE REINVESTMENT OF DIVIDENDS AND WAS PREPARED BY STANDARD & POOR'S COMPUSTAT SERVICES.

           PROPOSAL 2: TO AMEND THE RESTATED CHARTER TO INCREASE THE
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

    The Company's Board of Directors has approved and recommends that the shareholders adopt an amendment to Article 2 of the Company's Restated Charter which would increase the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 ("Charter Amendment"). The Charter Amendment will not increase or otherwise affect the authorized number of shares of preferred stock which may be issued by the Company. The provisions of Article 2 of the Company's Restated Charter, as proposed to be amended by the Charter Amendment, are set forth in APPENDIX I to this Proxy Statement.

    As of the Record Date, in addition to the 9,760,371 shares of Common Stock issued and outstanding, an additional 1,507,487 shares of Common Stock were reserved for issuance under the Company's Employee Stock Ownership Plan, 1993 Stock Option Plan, 1994 Stock Option Plan, 1998 Stock Option Plan, the Director Plan and the Warrants, and 100,000 shares of Common Stock will be reserved for issuance under the 1999 Director Plan, if approved. Accordingly, as of the Record Date, there were a total of 11,367,858 shares of Common Stock either issued and outstanding or reserved for issuance out of a total of 20,000,000 authorized shares of Common Stock, leaving a total of 8,632,142 shares of Common Stock remaining available for subsequent issuance or reservation.

    The Board believes that the increased authorized number of shares of Common Stock contemplated by the proposed Charter Amendment is desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further shareholder authorization, except as may be required by law or by the rules of the NASDAQ Stock Market. Authorizing the Company to issue more shares than currently authorized by the Restated Charter will not affect materially any substantive rights, powers or privileges of holders of shares of Common Stock. There are currently no shares of preferred stock outstanding but 1,000,000 shares are authorized. The Board believes that having such additional shares authorized and available for issuance or reservation will allow the Company to have greater flexibility in considering potential future actions involving the issuance of stock, including stock dividends or splits. Other than with respect to the reservation of shares of Common Stock in connection with (i) the Company's Employee Stock Ownership Plan, (ii) the Company's 1993 Stock Option Plan, (iii) the Company's 1994 Stock Option Plan,
(iv) the Company's 1998 Stock Option Plan, (v) the Director Plan, (vi) the Warrants and (vii) the 1999 Director Plan, if approved by shareholders, the Company has no other plans or other existing or proposed agreements or understandings to issue, or reserve for further issuance, any of the additional shares of Common Stock which would be authorized by the Charter Amendment. The Company has filed a shelf registration with the Securities and Exchange Commission for $250,000,000 of debt and equity securities. The shelf registration will allow the Company to access capital markets to fund internal growth and acquisitions and to strengthen its balance sheet, and the additional authorized shares of Common Stock pursuant to the Charter Amendment assists the Company in this objective.

    The Company does not view the Charter Amendment as part of an "anti-takeover" strategy. The Charter Amendment is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.

VOTE REQUIRED

    The approval of the Charter Amendment requires the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

    The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that shareholders vote FOR approval of the Charter Amendment.

      PROPOSAL 3: CHATTEM, INC. 1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

    The following summary of the material provisions of the Company's 1999 Stock Plan for Non-Employee Directors (the "1999 Director Plan") does not purport to be complete and is qualified in its entirety by reference to the 1999 Director Plan, a copy of which is attached as APPENDIX II.

GENERAL

    The Director Plan was unanimously adopted and recommended to the shareholders for approval by the Board of Directors on January 26, 1999. The Director Plan is designed to enable directors who are not employees of the Company to participate in the Company's growth through automatic, nondiscretionary awards of stock options. Accordingly, the Director Plan is intended to foster and promote the long-term financial success of the Company by attracting and retaining outstanding directors. In addition, at the election of the non-employee directors, all cash fees paid to non-employee directors for annual retainer, attendance at Board of Directors meetings and attendance at each committee attended by one director not held in conjunction with Board of Directors meetings will be made to each non-employee director in Common Stock, subject to certain restrictions.

    The 1999 Director Plan shall become effective when adopted by the Board of Directors and approved by the holders of a majority of the outstanding shares at a duly called meeting.

    The Board of Directors may at any time terminate, suspend or modify the 1999 Director Plan, except that the 1999 Director Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder, and the Board of Directors may not, without the authorization of the holders of a majority of the Company's outstanding shares at a shareholders' meeting duly called and held, change (other than through adjustment for changes in capitalization): (a) the aggregate number of shares of Common Stock with respect to which options may be granted; (b) the class of persons eligible for options; (c) the option price; or (d) the maximum duration of the 1999 Director Plan. No termination, suspension or modification of the 1999 Director Plan may adversely affect any right acquired by an optionee, or by any beneficiary, under the terms of an option granted before the date of such termination, suspension or modification, unless such optionee or beneficiary shall consent.

    Unless sooner terminated as described above, the 1999 Director Plan will remain in effect until terminated by the Board of Directors or until such time as no options or awards of common stock remain available for issuance under the Plan. Termination will not affect the vesting of previously granted options. The 1999 Director Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

SECURITIES TO BE OFFERED

    The 1999 Director Plan provides that non-employee directors may be granted options which, upon exercise, will entitle the optionee to purchase shares of Common Stock and, at the election of the non-employee directors, Common Stock in lieu of cash retainer and meeting fees. The maximum aggregate number of shares of Common Stock that may be issued under the 1999 Director Plan is 100,000, subject to increases and adjustments as provided in the 1999 Director Plan.

ISSUANCE AND EXERCISE OF OPTIONS

    Each non-employee director will receive an option to purchase 5,000 shares of the Company's Common Stock at a price equal to fair market value on the date of his or her initial election to the

Board of Directors of the Company. Also, each non-employee director will receive an option to purchase 1,000 shares of the Company's Common Stock at a price equal to the fair market value on the date of each annual meeting of shareholders if the term of office for such non-employee director shall continue after the annual meeting.

    Fair market value of the Common Stock means the closing sale price on the business day preceding the date on which fair market value is being determined, as reported in THE WALL STREET JOURNAL, or the average of the high and low bids on such day if no sale exists.

    Each option will become exercisable and vested with respect to 25% of the shares of Common Stock purchasable thereunder on the first anniversary of the date of the grant of the option. The option to purchase an additional 25% of such shares will become exercisable and vested, on a cumulative basis, on each of the three succeeding anniversaries of the date of the grant of the option, so that four years from the date of such grant the option to purchase all such shares will have become exercisable and vested. Notwithstanding the foregoing vesting schedule, each option will become exercisable in full immediately (i) upon certain changes in control of the Company and (ii) upon the death or retirement of an optionee. When exercising an option, the optionee may purchase less than the full number of shares of Common Stock then available under the option. The term of each option will end on a date ten years from the date of grant of the option.

    Options may be exercised by delivering or mailing to the Secretary of the
Company: (1) a notice, in the form and in the manner prescribed by the Company, specifying the number of shares of Common Stock to be purchased and (2) payment in full of the option price for the shares of Common Stock in cash and/or by the tender of shares of Common Stock (by delivering the appropriate stock certificates) to the Secretary of the Company; provided, however, that optionee may pay for any shares subject to an option by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

    The Company may enter into agreements for coordinated procedures with one or more brokerage firms in connection with exercises of options. The value of any shares tendered to exercise an option will be determined on the basis of their fair market value on the date of exercise.

    Upon receipt of the notice of exercise and upon payment of the option price, the Company will promptly deliver to the optionee a certificate or certificates for the shares of Common Stock purchased, without charge to the optionee for issue or transfer tax.

STOCK IN LIEU OF CASH FEES

    The 1999 Director Plan provides that at the election of a non-employee director the cash fees payable to such director will be paid to each non-employee director in shares of Common Stock in lieu of cash. The number of shares of Common Stock to be paid in lieu of cash fees will be equal to the amount of such cash fees divided by the fair market value of the Common Stock as determined on the business day on which the cash fees are otherwise being paid. At present, each non-employee director receives a $4,500 annual retainer and $700 for each meeting of the Board of Directors attended ($400 if they reside in Chattanooga) and $400 for each committee meeting attended by such director when not held in conjunction with a Board of Directors meeting. The Common Stock will be delivered to the non-employee director as soon as practicable after the cash fees would otherwise be payable. The Common Stock will be non-forfeitable upon delivery.

TRANSFER RESTRICTIONS

    An option granted under the 1999 Director Plan is not transferable, except with the prior written approval of the Company or by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the optionee only by the optionee.

    Shares of Common Stock acquired by persons subject to Section 16 of the Exchange Act may not be transferred for at least six months after the later of
(i) the grant of the option pursuant to which such shares of Common Stock were acquired or (ii) approval of the Director Plan by the holders of a majority of the outstanding shares present, or represented and entitled to vote, at the Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

    The 1999 Director Plan is not intended to qualify as an "incentive stock option plan" within the meaning of the Internal Revenue Code. The federal income tax consequences arising out of the above-described options and the purchase of shares pursuant thereto will be generally as follows. Upon the grant of a non-qualified stock option, no taxable income is realized by the participant and no deduction is available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable as income to the participant and deductible by the Company as compensation expense. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held more than one year, the participant will realize long-term capital gain or loss upon disposition with any capital gain taxed at a maximum 28% rate under the current provisions of the Internal Revenue Code.

    If the participant is subject to Section 16(b) of the Exchange Act on the date of exercise, the participant can either elect to recognize any excess of the fair market value of the shares received over the option price as income as of the date of exercise or delay the recognition of income until six months after the date of exercise, at which time the excess of the fair market value of the shares received over the option price will be taxable as income to the participant and deductible by the Company as compensation expense. Dividends paid on shares during any period of deferral will be treated as compensation income rather than dividend income and will be deductible by the Company when paid.

    If the participant exercises an option by tendering other shares he owns, no gain or loss will be recognized by the participant with respect to the shares delivered to the Company. If the participant receives an equal number of shares, the participant will realize taxable income to the extent the fair market value of the shares received is greater than the value of the shares surrendered. The participant's basis and holding period will be the same as the participant's basis and holding period in the tendered shares. If the participant receives more shares than tendered in the exchange, the fair market value of the excess shares will also constitute taxable income of the participant. The excess shares will have a basis equal to the income recognized, plus the cash, if any, paid on the exercise of the option. The holding period for the excess shares begins on the date of exercise of the option.

VOTE REQUIRED

    The approval of the 1999 Director Plan requires the affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

    The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR approval of the 1999 Director Plan.

              PROPOSAL 4: RATIFICATION OF APPOINTMENT OF AUDITORS

    Samuel E. Allen and Scott L. Probasco, Jr. are the current members of the Company's Audit Committee. The Audit Committee's functions include review and monitoring of financial reports and accounting practices.

    Another of the Audit Committee's functions is the recommendation of auditors to the Board of Directors. The Audit Committee has recommended and the Board of Directors has selected Arthur Andersen LLP, the Company's auditors since 1963. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in this capacity. The Company's Board of Directors believes that it is a good practice to submit the appointment of auditors for the approval of the shareholders, although such approval is not required. If shareholder approval for the appointment is not obtained, the Audit Committee will investigate the reasons, and the Board of Directors will reconsider the appointment. If the accompanying proxy is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby FOR the ratification of the appointment of Arthur Andersen LLP as auditors.

    It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Annual Meeting if he desires.

SHAREHOLDERS' PROPOSALS

    Proposals from the Company's eligible shareholders for presentation for action at the 2000 Annual Meeting of Shareholders must be received by the Company no later than November 5, 1999, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to Hugh F. Sharber, Secretary, Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409.

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

March 10, 1999

                                   APPENDIX I

                   PROPOSED AMENDMENT TO THE RESTATED CHARTER

Article 2 of the Restated Charter of Chattem, Inc. is amended to provide in its entirety as follows:

2. The maximum number of shares which the corporation is authorized to issue is fifty-one million (51,000,000) consisting of fifty million (50,000,000) common shares without par value and one million (1,000,000) preferred shares, which preferred shares shall be issuable in one or more series.

                                  APPENDIX II

                                 CHATTEM, INC.
                   1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1.  PURPOSE

    The Chattem, Inc. 1999 Stock Plan for Non-Employee Directors (the "Plan") is designed to enable directors who are not employees of Chattem, Inc. (the "Company") to participate in the Company's growth through automatic, nondiscretionary awards of stock options and at the election of non-employee directors receive shares of common stock in lieu of cash fees. Accordingly, the Plan is intended to foster and promote the long-term financial success of the Company by attracting and retaining outstanding directors.

2.  DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

    (a) "BENEFICIARY" means the person or persons designated in writing by the Optionee or, in the absence of such a designation or if the designated person or persons predecease the Optionee, the Optionee's Beneficiary shall be the person or persons who acquire the right to exercise the Option by bequest or inheritance. In order to be effective, an Optionee's designation of a Beneficiary must be on file with the Secretary of the Company before the Optionee's death. Any such designation may be revoked in writing and a new written designation substituted therefor at any time before the Optionee's death.

    (b) "BOARD OF DIRECTORS" or "Board" means the board of directors of the Company.

    (c) "CHANGE IN CONTROL" means:

       (i) Change of 1/3 or more of the directors of the Company within any 12 month period; or

       (ii) Change of 1/2 or more of the directors of the Company within any 24 month period; or

       (iii) Acquisition by any person of the ownership of or right to vote 35% or more of the Company's outstanding voting stock. For purposes of this paragraph (iii): (A) "person" shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and (B) "affiliate" and "associate" shall have the meanings given to them in Rule 12b-2 promulgated under the Exchange Act.

    (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    (e) "COMPANY" means Chattem, Inc., a corporation incorporated under the laws of the State of Tennessee.

    (f) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (g) "FAIR MARKET VALUE" means the closing sale price on the last business day prior to the date on which Fair Market Value needs to be determined as reported in THE WALL STREET JOURNAL, or the average of the high and low bids on such day if no sale exists.

    (h) "MEETING FEES" means fees payable to a non-employee director of the Company for attendance at meetings of the Board or committees of the Board.

    (i) "OPTION" means an option to purchase a share or shares of the Company's common stock.

    (j) "OPTION AGREEMENT" means the written agreement to be entered into by the Company and the Optionee, as provided in Section 6 hereof.

    (k) "OPTIONEE" means a person to whom an Option has been granted under the Plan.

    (l) "RETAINER" means the annual amount of retainer payable to a non-employee director of the Company for a full year's service on the Board and shall exclude meeting fees.

    (m) "RETIREMENT" means retirement from service as a director of the Company under any circumstances other than involuntary retirement due to malfeasance.

    (n) "SHARES" means shares of the Company's common stock.

    (o) "TERM" means the period during which a particular Option may be exercised in accordance with Section 9 hereof.

3.  EFFECTIVE DATE OF THE PLAN

    The Plan shall become effective when adopted by the Board of Directors and approved by the holders of a majority of the outstanding shares present, or represented, and entitled to vote at a duly called meeting of shareholders.

4.  NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

    (a) The total number of shares reserved and viable for issuance under the Plan is One Hundred Thousand (100,000) Shares (subject, however, to adjustment as provided in Section 14 hereof), which shall be provided by the issuance of Shares authorized but unissued.

    (b) In the event that an Option shall for any reason lapse or be terminated without being exercised in whole or in part, the Shares subject to the Option shall be restored to the total number of Shares with respect to which Options may be granted under the Plan, but only to the extent that the Option has not been exercised previously.

5.  AWARDS OF OPTIONS

    (a) Each non-employee director shall be granted an Option for 5,000 Shares at a price equal to Fair Market Value on the date of his or her initial election to the Board of Directors.

    (c) Each non-employee director shall be granted an Option for 1,000 Shares at a price equal to Fair Market Value on the date of each annual meeting of shareholders if the term of such non-employee director shall continue after such annual meeting.

6.  OPTION AGREEMENTS

    (a) No Option shall be exercised by an Optionee unless the Optionee shall have executed and delivered an Option Agreement.

    (b) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company.

7.  NON-STATUTORY OPTIONS

    It is intended that the Options granted hereunder shall not be "incentive stock options" within the meaning of the Code.

8.  OPTION PRICE

    As provided in Section 5 hereof, the Option price to be paid by the Optionee to the Company for each Share purchased upon the exercise of the Option shall be the Fair Market Value of the Share on the date the Option is granted.

9.  TERM OF OPTION; EXERCISE OF OPTION

    (a) Each Option granted under the Plan shall be exercisable as provided in this Section 9. In no event may an Option be exercised before the approval of the Plan by the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at the meeting specified by Section 3 hereof. The Term of each Option shall end (unless the Option shall have terminated earlier under any other provisions of the Plan) on a date 10 years from the date of grant of the Option.

    (b) Each Option shall become exercisable and vested with respect to 25% of the Shares purchasable thereunder on the first anniversary of the date of the grant of the Option. The option to purchase an additional 25% of such Shares shall become exercisable and vested, on a cumulative basis, on each of the three succeeding anniversaries of the date of the grant of the Option, so that four years from the date of such grant the Option to purchase all such Shares shall have become exercisable and vested. Notwithstanding the foregoing vesting schedule, (i) each Option shall become exercisable in full immediately upon a Change in Control and (ii) upon the death of an Optionee or Retirement from service as a director, any Option held by such Optionee shall be exercisable in full in accordance with the provisions of Section 11. When exercising an Option, the Optionee may purchase less than the full number of Shares then available under the Option.

    (c) Options shall be exercised by delivering or mailing to the Secretary of the Company:

        (1) a notice, in the form and in the manner prescribed by the Company, specifying the number of Shares to be purchased, and

        (2) payment in full of the Option price for the Shares in cash and/or by the tender of Shares (by delivering the appropriate stock certificates) to the Secretary of the Company; provided, however, that (i) the Company shall determine acceptable methods for tendering Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it may deem appropriate and (ii) Optionees may pay for any Shares subject to an Option by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

           The Company may enter into agreements for coordinated procedures with one or more brokerage firms in connection with exercises of Options. The value of any Shares tendered in accordance with this Paragraph
           (c) shall be determined on the basis of their Fair Market Value on the date of exercise.

    (d) Subject to the provisions of Section 10 hereof, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Optionee a certificate or certificates for the Shares purchased, without charge to the Optionee for issue or transfer tax.

10. CONDITIONS ON EXERCISE

    (a) The exercise of each Option granted under the Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares, then in any such event such exercise or payment shall not be effective or be made unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Company nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares as to which the Option shall lapse because of such postponement.

    (b) Except with the prior written approval of the Company, all Options granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution in accordance with Section 11(a) hereof, and an Option may be exercised during the lifetime of the Optionee only by the Optionee.

    (c) Subject to the provisions of Section 10(b), upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the Optionee (or the Optionee's Beneficiary, where the Option is exercised by the Beneficiary), be issued in the name of the Optionee (or Beneficiary) and the name of another person as joint tenants with the right of survivorship.

11. EXERCISE OF OPTION AFTER DEATH, RETIREMENT, OR OTHER TERMINATION OF SERVICE AS A DIRECTOR

    (a) DEATH. If an Optionee's service as a director of the Company shall cease due to the Optionee's death, any Option held by the Optionee on the date of the Optionee's death may be exercised only within three years after the Optionee's death and only by the Optionee's Beneficiary. If an Optionee shall die within three years after cessation of service as a director while the Option is exercisable pursuant to Paragraph (b) below, any Option held by the Optionee on the date of his death may be exercised after the Optionee's death only within the remainder of the period prescribed by Paragraph (b) or Paragraph (c), as the case may be, and only by the Optionee's Beneficiary. Notwithstanding the foregoing, in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

    (b) RETIREMENT. If an Optionee's service as a director ceases due to Retirement, the Optionee may exercise the Option at any time within three years after the Optionee shall so cease to be a director; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

    (c) TERMINATION FOR OTHER REASONS. Upon termination of a director's service as director for any reason other than those specified in Paragraphs (a) and (b) above, the Optionee may exercise the Option (to the extent vested) at any time within 30 days after such termination; provided, however, that in no event shall the Option be exercisable after the expiration date thereof.

12. SHARES IN LIEU OF CASH RETAINER AND MEETING FEES

    At the election of a director exercised by delivering written notice to the Company in advance of each fiscal year, Shares will be paid to each director in lieu of cash in the amount of the Retainer and Meeting Fees for such year to the extent and subject to the terms and conditions set forth below. Each such election shall be effective for the Retainer and Meeting Fees payable to such director in the succeeding fiscal year.

    (a) STOCK PAYMENT. The number of Shares to be paid under this Section 12 will be equal to (i) the amount of the annual Retainer divided by (ii) the Fair Market Value of Shares as determined on the first business day of that fiscal year and (i) the amount of Meeting Fees divided by (ii) the Fair Market Value of the Shares on the date of applicable board meeting. No fractional Shares will be granted; instead, the cash remainder will be paid to the director. As promptly as practicable after the first business day of the fiscal year in the case of the payment of Shares in lieu of the Retainer and after the applicable meeting date in the case of the payment of Shares in lieu of Meeting Fees, the Company will deliver to the director one or more certificates representing the Shares, registered in the name of the director (or, if directed by the director, in joint names of the director and his or her spouse).

    (b) RIGHTS OF THE PARTICIPANT. Except for the terms and conditions set forth in this Plan, a director paid Shares in lieu of the Retainer and Meeting Fees in cash will have all of the rights of a holder of the Shares, including the right to receive dividends paid on such Shares and the right to vote the Shares at meetings of stockholders of the Company. Upon delivery, such Shares will be non-forfeitable.

13. SHAREHOLDER RIGHTS

    No person shall have any rights of a shareholder by virtue of an Option except with respect to Shares actually issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.

14. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

    In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Company's Shares, payable in such Shares, or if there shall be a stock split or combination of Shares, the aggregate number of Shares subject to outstanding Options, and the Option price per share of each outstanding Option shall be proportionately adjusted to prevent dilution or enlargement of the rights of the Optionee; provided, that any fractional Shares resulting from such adjustments shall be eliminated.

15. EFFECT OF MERGER OR OTHER REORGANIZATION

    If the Company shall be the surviving corporation in a merger or other reorganization, Options shall extend to stock and securities of the Company to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Options would be entitled to have or obtain stock and securities of the Company under the terms of the merger or consolidation.

16. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board of Directors may terminate, suspend or modify the Plan, except that the Plan may not, without the authorization of the holders of a majority of the Company's outstanding Shares represented at a shareholders' meeting duly called and held, change (other than through adjustment for changes in capitalization as provided in Section 14 hereof): (a) the aggregate number of Shares with respect to which Options may be granted; (b) the class of persons eligible for Options; (c) the Option price; or (d) the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by an Optionee, or by any Beneficiary, under the terms of an Option granted before the date of such termination, suspension or modification, unless such Optionee or Beneficiary shall consent; but it shall be presumed conclusively that any adjustment for changes in capitalization in accordance with Section 14 hereof does not adversely affect any such right.

17. DURATION OF THE PLAN

    Unless sooner terminated in accordance with Section 16 hereof, the Plan shall remain in effect until terminated by the Board or until such time as no Shares remain available for issuance under the Plan. Expiration of the Plan shall not affect the vesting of previously granted Options pursuant to Section 9(b) hereof.

18. GOVERNING LAW

    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any Federal law.

                                     [LOGO]

                                 CHATTEM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 14, 1999

    The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated March 10, 1999, appoints ZAN GUERRY and A. ALEXANDER TAYLOR II, and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 14, 1999, at the principal executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, at one o'clock p.m. local time, and any adjournment(s) thereof, as specified in this Proxy;

1.         Election of Directors

            FOR  / /            AGAINST  / /            ABSTAIN  / /

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES,
               STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

         SAMUEL E. ALLEN, PHILIP H. SANFORD and A. ALEXANDER TAYLOR II

2.         Approve the Amendment to the Restated Charter to increase the authorized number of shares of common stock

            FOR  / /            AGAINST  / /            ABSTAIN  / /

3.         Approve the 1999 Stock Plan for Non-Employee Directors

            FOR  / /            AGAINST  / /            ABSTAIN  / /

4.         Appointment of Arthur Andersen LLP as independent auditors

            FOR  / /            AGAINST  / /            ABSTAIN  / /

5.         Such other matters as may properly come before the meeting.
           This proxy will be voted as specified above.

                                                                                                     PLEASE MARK        /X/
THE BOARD OF DIRECTORS RECOMMENDS AFFIRMATIVE VOTES FOR ITEMS 1, 2, 3 AND 4, AND IF NO CONTRARY      YOUR VOTES AS
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.                             INDICATED IN
                                                                                                     THIS EXAMPLE

                                        The Board of Directors knows of no other
                                        matters that may properly be or which
                                        are likely to come or be brought before
                                        the meeting. However, if any other
                                        matters are properly brought before the
                                        meeting, the persons named in this proxy
                                        or their substitutes will vote in
                                        accordance with their best judgment on
                                        such matters. THIS PROXY SHOULD BE
                                        DATED, SIGNED BY THE SHAREHOLDER AS THE
                                        NAME APPEARS BELOW AND RETURNED PROMPTLY
                                        IN THE ENCLOSED ENVELOPE. JOINT OWNERS
                                        SHOULD EACH SIGN PERSONALLY, AND
                                        TRUSTEES AND OTHERS SIGNING IN A
                                        REPRESENTATIVE CAPACITY SHOULD INDICATE
                                        THE CAPACITY IN WHICH THEY SIGN.
                                        Date: __________________________________
                                        ________________________________________
                                               Signature of Shareholder
                                        ________________________________________
                                               Signature of Shareholder

 PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE--NO POSTAGE
                                   REQUIRED.